UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2007

TraceGuard Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-50329	98-0370398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Madison Avenue, 9th Floor, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 401-5969

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement of communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
□	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 23, 2007, the Board of Directors of TraceGuard Technologies, Inc. (the “Company”) adopted certain amendments to the Company’s Bylaws, providing that (i) the annual meeting of shareholders of the Company may occur, by designation of the Board of Directors, on any date and at any time during the year (rather than during the first week of March and at 1:00 p.m.) and (ii) the notice of the annual meeting of shareholders of the Company shall be given no more than 60 days (rather than 50 days) and no less than 10 days prior to the date of such annual meeting to each shareholder entitled to notice thereto.

Set forth below is the text of such amendments:

Certain provisions of Article I, Shareholder’s Meeting, of the By-Laws be, and hereby are, amended and restated as follows:

(A) Section .01 of Article I of the By-Laws is amended and restated as follows:

“.01 Annual Meetings. The annual meeting of the shareholders of this Corporation, for the purposes of election of Directors and for such other business as may come before it, shall be held at the registered office of the Corporation, or such other places, either within or without the State of Nevada, as may be designated by the Board of Directors, on a date and at such time as may be determined by the Board of Directors, and such place, date and time shall be designated in the notice of such meeting.”

(B) Section .03 of Article I of the By-Laws is amended and restated as follows:

“.03  Notice of Meeting. Written notice of annual or special meetings of shareholders stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given by the Secretary or persons authorized to call the meeting for each shareholder of record entitled to vote at the meeting. Such notice shall be given no less than ten (10) nor more than sixty (60) days prior to the meeting, and such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his/her address as it appears on the stock transfer books of the Corporation.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 27, 2007

TRACEGUARD TECHNOLOGIES, INC.

By:  /s/ David Ben-Yair

Name: David Ben-Yair
Title: Chief Financial Officer